Exhibit 4.24.3

LETTER AGREEMENT No 1.1

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

Avenida Calle 26

No. 59-15 Bogota,

Colombia

GRUPO TACA HOLDINGS LIMITED,

Winterbotham Place,

Marlborough and Queen Streets

P.O. Box N-3026 Nassau,

the Bahamas

Subject: COMMERCIAL CONCESSIONS

GRUPO TACA HOLDINGS LIMITED, AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA (jointly and severally referred to as the “Buyer”) and AIRBUS S.A.S. (the “Seller”) have entered into an A320neo Family Purchase Agreement (the “Agreement”) dated April 30th, 2015, which covers, among other things, the manufacture and the sale by the Seller and the purchase by the Buyer of the Aircraft under the terms and conditions in said Agreement.

The Buyer and the Seller have agreed to set forth in this Letter Agreement N°1.1 (the “Letter Agreement No1.1”) certain additional terms and conditions regarding the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement N°1.1 shall have the meanings assigned thereto in the Agreement.

Both Parties agree that this Letter Agreement N°1.1, upon execution hereof, shall constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement N°1.1 shall be governed by all the provisions of the Agreement; as such provisions have been specifically amended pursuant to this Letter Agreement N°1.1. If there is any inconsistency between the provisions of the Agreement and the provisions of this Letter Agreement N°1.1 then the provisions of this Letter Agreement N°1.1 will govern.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

CT1307579 A320neo Family PA - April 2015	LA1.1 - April 2016 - Page 1 of 4

LETTER AGREEMENT No 1.1

0	PREAMBLE

***

1	PURCHASE INCENTIVES

1.1	*** Credit Memorandum

The Seller shall grant to the Buyer, at ***, a credit memorandum (the “*** Credit Memorandum”) in ***

1.2	*** Credit Memorandum

*** the Seller shall grant to the Buyer, at ***, a credit memorandum (the “*** Credit Memorandum”) in ***

1.3	Airbus Training ***

***

1.4	*** Credit Memorandum

1.4.1	The Seller shall make available to the Buyer, ***, a credit memorandum (the “*** Credit Memorandum”) in ***

1.4.2	***

1.5	*** Credit Memoranda

The Seller shall make available to the Buyer, ***, an additional credit memorandum (the “*** Credit Memorandum”) in ***

1.6	Price Revision ***

1.6.1	***

1.6.2	***

2	ASSIGNMENT

Except as provided in Clause 21 of the Agreement, this Letter Agreement N°1.1 is not transferable, and the Buyer’s rights under this Letter Agreement N°1.1 shall not be assigned, sold, transferred or otherwise alienated by operation of law or otherwise to any person other than the Buyer. Any unauthorised assignment, sale, transfer or other alienation of the Buyer’s rights under this Letter Agreement N°1.1 with respect to any Aircraft will be void and without effect.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

CT1307579 A320neo Family PA - April 2015	LA1.1 - April 2016 - Page 2 of 4

LETTER AGREEMENT No 1.1

3	CONFIDENTIALITY

This Letter Agreement N°1.1 (and its existence) shall be treated by both parties as confidential in accordance with Clause 22.15 of the Agreement.

4	COUNTERPARTS

This Letter Agreement N°1.1 may be signed in any number of separate counterparts. Each counterpart, when signed and delivered (including counterparts delivered by facsimile transmission) shall be an original, and the counterparts together shall constitute one and the same instrument.

5	INTERPRETATION AND LAW

THIS LETTER AGREEMENT N°1.1 SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

CT1307579 A320neo Family PA - April 2015	LA1.1 - April 2016 - Page 3 of 4

LETTER AGREEMENT No 1.1

If the foregoing correctly sets forth our understanding, please execute three (3) originals in the space provided below and return one (1) original of this Letter Agreement N°1.1 to the Seller.

Agreed and Accepted

For and on behalf of

AIRBUS S.A.S.

Title:

Title:

Signature:

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

AEROVIAS DEL CONTINENTE	GRUPO TACA HOLDINGS LIMITED
AMERICANO S.A. AVIANCA.

Name :	Name :

Title:	Title:

Signature:	Signature:

Date: April     , 2016

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

CT1307579 A320neo Family PA - April 2015	LA1.1 - April 2016 - Page 4 of 4